Exhibit 3.5

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
*050103*
Articles of Organization Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)
Filed in the office of Ross Miller Secretary of State State of Nevada
Document Number 20130514629-73
Filing Date and Time
08/02/2013 7:11 AM
Entity Number E0379252013-4
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)
PHWLV, LLC Check box if a Series Limited-Liability Company Check box if a Restricted Limited-Liability Company
2. Registered Agent for Service of Process: (check only one box) X Commercial Registered Agent: CSC Services of Nevada, Inc. Name
Noncommercial Registered Agent (name and address below) OR Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
Street Address City Nevada Zip Code
Mailing Address (if different from street address) City Zip Code
3. Dissolution Date: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required) Company shall be managed by: X Manager(s) OR Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)
1) Craig Abrahams Name
One Caesars Palace Drive Las Vegas NV 89109 Street Address City State Zip Code
2) Mitch Garber Name
One Caesars Palace Drive Las Vegas NV 89109 Street Address City State Zip Code
3) Name Street Address City State Zip Code
6. Effective Date and Time: (optional) Effective Date: Effective Time:
7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)
Matthew Vittone X Name Organizer Signature
1285 Avenue of the Americas New York NY 10019
Address City State Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. X
8/1/13 Date
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
This form must be accompanied by appropriate fees. Nevada Secretary of State NRS 86 DLLC Articles See Attachment
Revised: 8-31-11

ATTACHMENT TO

ARTICLES OF ORGANIZATION

OF

PHWLV, LLC

The Articles of Organization of PHWLV, LLC (the “Company”) consist of the articles set forth on the preceding page and the additional articles set forth on this attachment as follows:

9.	Payment of Expenses.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Articles of Organization, the Company’s operating agreement or any other agreement, the expenses of any member and any manager incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding arising by reason of the fact that such member or manager is or was a member or manager of the Company, as applicable, must be paid by the Company, or through insurance purchased and maintained by the Company, or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of such member or manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that such member or manager is not entitled to be indemnified by the Company.

Any repeal or modification of this Article 9 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 9 and any other article of the Company’s Articles of Organization, the terms and provisions of this Article 9 shall control.

10.	Compliance with Gaming Laws.

(a) The purposes of and business to be conducted by the Company, in addition to those purposes set forth in the Company’s operating agreement, are to own, operate, manage and conduct gaming in a hotel/casino in Clark County, Nevada. Subject to the Company’s operating agreement, the Company may also engage in any other lawful act or activity for which limited liability companies may be formed under the laws of the State of Nevada.

(b) The purported sale, assignment, transfer, pledge, grant or exercise of an option to purchase or other disposition of any interest in the Company is ineffective unless and until approved by the Nevada Gaming Commission (the “Commission”). If at any time the Commission finds that a member of the Company is unsuitable to hold an interest in the Company, the Commission shall immediately notify the Company of that fact and the Company shall, within ten (10) days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his or her capital account as

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reflected on the books of the Company or such member shall dispose of such interest as provided by the gaming laws and regulations of the State of Nevada. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to applicable law, it is unlawful for the unsuitable member: (i) to receive any dividend or interest or any payment or distribution of any kind, including any share of the distribution of profits or cash or any other property of, or payments upon dissolution of the Company, other than a return of capital; (ii) to exercise directly or through a proxy, trustee or nominee, any voting right conferred by such interest; (iii) to participate in the management of the business and affairs of the Company; or (iv) to receive any remuneration in any form from the Company or from any company holding a gaming license, for services rendered or otherwise. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.

(c) Notwithstanding anything to the contrary expressed or implied in these Articles of Organization, to the extent permitted by applicable gaming laws and the Nevada gaming authorities, if a member has been found by the Commission to be unsuitable, the Company shall have the right to redeem, or the unsuitable member shall dispose of its member’s interest in the Company, on the terms, if any, provided in the Company’s operating agreement.

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ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number
20140366563-56
Filing Date and Time
05/20/2014 9:05 AM
Entity Number
Amendment to		E0379252013-4
Articles of Organization (PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1. Name of limited-liability company:

PHWLV, LLC

2. The company is managed by:    ☒  Managers    OR    ☐  Members

(check only one box)

3. The articles have been amended as follows (provide articles numbers, if available)*:

Articles 4 and 5 of the Articles of Organization are hereby amended as set forth below:

Article 4. Management: The Company shall be managed by Member(s).

Article 5. Name and address of each Member:

Name: Caesars Growth PH, LLC

Address: One Caesars Palace Drive, Las Vegas, NV 89109

4. Signature (must be signed by at least one manager or by a managing member):

X

Signature

*1)	If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”
2)	If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees	Reset	Nevada Secretary of State AM 86.221 Amend 2007 Revised on: 01/01/07